Exhibit 99.1

TTM Technologies, Inc., Q1’17	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fiscal First Quarter 2017 Results

Broad Based Growth Drives Results to the High End of Guidance

COSTA MESA, CA – May 3rd, 2017 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) manufacturer, today reported results for the first quarter of fiscal 2017, which ended April 3rd, 2017.

First Quarter 2017 Highlights

•	Net sales were $625.2 million

•	GAAP net income attributable to stockholders was $33 million, or $0.28 per diluted share

•	Non-GAAP net income attributable to stockholders was $39.2 million, or $0.37 per diluted share

•	Adjusted EBITDA was $95.6 million

First Quarter 2017 Financial Results

Net sales for the first quarter of 2017 were $625.2 million, compared to $583.3 million in the first quarter of 2016 and $706.5 million in the fourth quarter of 2016.

GAAP operating income for the first quarter of 2017 was $52.6 million, compared to $18.9 million in the first quarter of 2016 and $69.6 million in the fourth quarter of 2016.

GAAP net income attributable to stockholders for the first quarter of 2017 was $33 million, or $0.28 per diluted share. This compares to a GAAP net loss attributable to stockholders of $7.3 million, or $0.07 per share, in the first quarter of 2016 and a GAAP net loss of $2 million, or $0.02 per share, in the fourth quarter of 2016.

On a non-GAAP basis, net income attributable to stockholders for the first quarter of 2017 was $39.2 million, or $0.37 per diluted share. This compares to non-GAAP net income attributable to stockholders of $13.9 million, or $0.14 per diluted share, for the first quarter of 2016 and $59.8 million, or $0.58 per diluted share, in the fourth quarter of 2016.

Adjusted EBITDA for the first quarter of 2017 was $95.6 million, or 15.3 percent of net sales, compared to adjusted EBITDA of $74.5 million, or 12.8 percent of net sales, for the first quarter of 2016 and $128.5 million, or 18.2 percent of net sales, for the fourth quarter of 2016.

“TTM delivered strong organic year on year growth in the first quarter of 7 percent, near the high end of our guidance, and profitability which exceeded our forecast” said Tom Edman, CEO of TTM. “On a year over year basis, most end markets grew, with the fastest growth coming from the cellular, computing and aerospace and defense end markets. This growth, along with strong operational execution, resulted in non-GAAP EPS above the high end of our guidance. These results represent the highest revenue and EBITDA for a first quarter in the history of the company.”

Business Outlook

For the second quarter of 2017, TTM estimates that revenue will be in the range of $605 million to $645 million, and non-GAAP net income attributable to stockholders will be in the range of $0.31 to $0.37 per diluted share.

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss first quarter 2017 results and second quarter 2017 outlook on Wednesday, May 3rd, 2017, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

TTM Technologies, Inc., Q1’17	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations sameer.desai@ttmtech.com 714-327-3050

Telephone access is available by dialing domestic 888-206-4824 or international 913-312-1522 (ID 1867334). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	First Quarter		Fourth Quarter
	2017	2016	2016
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$625,247	$583,258	$706,534
Cost of goods sold	520,228	499,695	573,689

Gross profit	105,019	83,563	132,845

Operating expenses:
Selling and marketing	16,655	17,306	16,848
General and administrative	30,822	36,149	38,998
Amortization of definite-lived intangibles	5,912	5,947	6,407
Restructuring charges	609	1,913	946
Impairment of long-lived assets	—	3,346	—
Gain on sale of assets	(1,549)	—	—

Total operating expenses	52,449	64,661	63,199

Operating income	52,570	18,902	69,646
Interest expense	(13,596)	(21,784)	(15,267)
Loss on extinguishment of debt	—	—	(47,767)
Other, net	(1,710)	1,209	8,994

Income before income taxes	37,264	(1,673)	15,606
Income tax provision	(4,139)	(5,477)	(17,416)

Net income (loss)	$33,125	$(7,150)	$(1,810)

Net income attributable to noncontrolling interest	(166)	(114)	(195)

Net income (loss) attributable to stockholders	$32,959	$(7,264)	$(2,005)

Earnings (loss) per share attributable to stockholders:
Basic	$0.33	$(0.07)	$(0.02)
Diluted	$0.28	$(0.07)	$(0.02)
Weighted-average shares used in computing per share amounts:
Basic	100,932	99,596	100,365
Diluted	130,922	99,596	100,365

Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share:

Net income attributable to stockholders	$32,959
Add back items: interest expense, net of tax	3,394

Adjusted net income attributable to stockholders	$36,353

Weighted-average shares outstanding	100,932
Dilutive effect of convertible debt	25,940
Dilutive effect of warrants	2,183
Dilutive effect of performance-based stock units, restricted stock units and stock options	1,867

Diluted shares	130,922

Earnings per share attributable to stockholders:
Basic	$0.33
Diluted	$0.28

SELECTED BALANCE SHEET DATA

	April 3, 2017	January 2, 2017
Cash and cash equivalents, including restricted cash	$282,871	$256,277
Accounts and notes receivable, net	419,216	432,596
Inventories	275,092	269,212
Total current assets	1,027,291	1,012,841
Property, plant and equipment, net	976,446	966,638
Other non-current assets	526,508	520,597
Total assets	2,530,245	2,500,076

Short-term debt, including current portion of long-term debt	$160,658	$110,652
Accounts payable	344,257	355,774
Total current liabilities	721,580	689,065
Debt, net of discount	861,391	909,030
Total long-term liabilities	935,983	981,886
Total equity	872,682	829,125
Total liabilities and equity	2,530,245	2,500,076

SUPPLEMENTAL DATA

	First Quarter		Fourth Quarter
	2017	2016	2016
Gross margin	16.8%	14.3%	18.8%
Operating margin	8.4%	3.2%	9.9%

End Market Breakdown:

	First Quarter		Fourth Quarter
	2017	2016	2016
Aerospace/Defense	15%	15%	14%
Automotive	20%	21%	19%
Cellular Phone	14%	9%	19%
Computing/Storage/Peripherals	15%	13%	12%
Medical/Industrial/Instrumentation	15%	16%	13%
Networking/Communications	20%	24%	21%
Other	1%	2%	2%

Stock-based Compensation:

	First Quarter		Fourth Quarter
	2017	2016	2016
Amount included in:
Cost of goods sold	$394	$320	$469
Selling and marketing	$253	210	305
General and administrative	2,981	1,716	2,426

Total stock-based compensation expense	$3,628	$2,246	$3,200

Operating Segment Data:

	First Quarter		Fourth Quarter
	2017	2016	2016
Net sales:
PCB	$586,695	$529,945	$654,379
E-M Solutions	41,669	56,478	55,332
Corporate	—	—	—

Total sales	628,364	586,423	709,711
Inter-segment sales	(3,117)	(3,165)	(3,177)

Total net sales	$625,247	$583,258	$706,534

Operating segment income:
PCB	$82,256	$49,367	$95,208
E-M Solutions	(1,642)	387	3,029
Corporate	(22,132)	(24,905)	(22,184)

Total operating segment income	58,482	24,849	76,053
Amortization of definite-lived intangibles	(5,912)	(5,947)	(6,407)

Total operating income	52,570	18,902	69,646
Total other expense	(15,306)	(20,575)	(54,040)

Income before income taxes	$37,264	$(1,673)	$15,606

RECONCILIATIONS1

	First Quarter		Fourth Quarter
	2017	2016	2016
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$105,019	$83,563	$132,845
Add back item:
Stock-based compensation	394	320	469

Non-GAAP gross profit	$105,413	$83,883	$133,314

Non-GAAP gross margin	16.9%	14.4%	18.9%
Non-GAAP operating income reconciliation[3]:
GAAP operating income	$52,570	$18,902	$69,646
Add back items:
Amortization of definite-lived intangibles	5,912	5,947	6,407
Stock-based compensation	3,628	2,246	3,200
Gain on sale of assets	(1,549)	—	—
Impairments, restructuring, acquisition-related, and other charges	709	5,950	1,725

Non-GAAP operating income	$61,270	$33,045	$80,978

Non-GAAP operating margin	9.8%	5.7%	11.5%
Non-GAAP net income and EPS attributable to stockholders reconciliation[4]:
GAAP net income (loss) attributable to stockholders	$32,959	$(7,264)	$(2,005)
Add back items:
Amortization of definite-lived intangibles	5,912	5,947	6,407
Stock-based compensation	3,628	2,246	3,200
Non-cash interest expense	2,627	6,154	2,697
Gain on sale of assets	(1,549)	—	—
Loss on extinguishment of debt	—	—	47,767
Impairments, restructuring, acquisition-related, and other charges	709	5,950	1,725
Income taxes	(5,093)	821	49

Non-GAAP net income attributable to stockholders	$39,193	$13,854	$59,840

Non-GAAP earnings per diluted share attributable to stockholders	$0.37	$0.14	$0.58
Non-GAAP diluted number of shares[5]:
Diluted shares	130,922	99,596	102,563
Dilutive effect of convertible debt	(25,940)	—	—

Non-GAAP diluted number of shares	104,982	99,596	102,563

Adjusted EBITDA reconciliation[6]:
GAAP net income (loss)	$33,125	$(7,150)	$(1,810)
Add back items:
Income tax provision (benefit)	4,139	5,477	17,416
Interest expense	13,596	21,784	15,267
Amortization of definite-lived intangibles	5,912	5,947	6,407
Depreciation expense	36,077	40,227	38,539
Stock-based compensation	3,628	2,246	3,200
Gain on sale of assets	(1,549)	—	—
Loss on extinguishment of debt	—	—	47,767
Impairments, restructuring, acquisition-related, and other charges	709	5,950	1,725

Adjusted EBITDA	$95,637	$74,481	$128,511

Adjusted EBITDA margin	15.3%	12.8%	18.2%
Free cash flow reconciliation:
Operating cash flow	49,584	17,892	97,650
Add back items:
Payment of acquisition-related costs	153	2,324	869

Adjusted operating cash flow	49,737	20,216	98,519
Capital expenditures, net	(23,378)	(20,116)	(20,501)

Free cash flow	$26,359	$100	$78,018

[1]	This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.
[2]	Non-GAAP gross profit and gross margin measures exclude stock-based compensation expense.
[3]	Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges.
[4]	This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.
[5]	Non-GAAP diluted number of shares used in computing non-GAAP earnings per share attributable to stockholders excludes the dilutive effect of convertible debt.
[6]	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.